Exhibit 99.1
For additional information, contact:

Denise Franklin	Mary McEvoy
SonicWALL, Inc. Investor Relations	SonicWALL, Inc. Media Relations
+ 1 (408) 752-7907	+1 (408) 962-7110
dfranklin@sonicwall.com	mmcevoy@sonicwall.com
SONICWALL ANNOUNCES FIRST QUARTER 2007 FINANCIAL RESULTS
Company reports strong profitability, cash flow, and deferred revenue growth
Sunnyvale, Calif. — April 25, 2007 — SonicWALL, Inc. (NASDAQ: SNWL), today reported revenue of $45.1 million for the first quarter of fiscal year 2007. Revenue in the quarter increased 13% compared to revenue of $39.8 million in the first quarter of 2006 and decreased 3% compared to $46.7 million in the fourth quarter of 2006.
Net income for the first quarter of 2007 calculated in accordance with U.S. generally accepted accounting principles (GAAP) was $2.3 million, or $0.03 per diluted share. In comparison, GAAP net loss for the first quarter of 2006 was $(5.6) million, or $(0.09) per diluted share.
Non-GAAP net income for the first quarter of 2007 was $5.0 million or $0.07 per diluted share as compared to non-GAAP net income for the first quarter of 2006 of $1.6 million or $0.02 per diluted share. Non-GAAP net income excludes amortization of purchased intangible assets and share-based compensation expense primarily associated with the expensing of stock options in accordance with Financial Accounting Standards No. 123R (FAS 123R). An explanation of our use of non-GAAP measures is included in the section in this press release entitled “Use of Non-GAAP Financial Measures.”
“Our improved license and services revenue performance, excellent operating cash flow, deferred revenue growth and profitability during the quarter helped offset the effects of tough market conditions,” said Matthew Medeiros, president and chief executive officer at SonicWALL. “I am confident that we are well positioned to take advantage of improvements in the business climate going forward.”
Guidance for Q2 2007
In the second quarter of 2007, SonicWALL expects revenue to be in the range of $45.0 million to $47.0 million and expects non-GAAP gross margin to be in the range of 70% to 72% of revenue.

SonicWALL expects earnings per share in the second quarter of 2007 to be in the range of $0.05 to $0.07 per diluted share on a non-GAAP basis. On a GAAP basis, inclusive of a total of approximately $4.4 million, before taxes, in combined amortization of purchased intangibles assets and share-based compensation expense, the Company expects earnings per share to be in the range of $(0.01) to $(0.03). Share-based compensation expense associated with the expensing of stock options is estimated to be approximately $4.0 million for the second quarter of 2007.
This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.
Conference Call
A conference call to discuss first quarter 2007 results will take place today at 5:30 a.m. PDT (8:30 a.m. EDT). SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Rob Selvi will host the call. A web cast of the live call can be accessed at http://www.sonicwall.com/us/company/2518.html. A replay of the call will be available beginning at approximately 7:30 a.m. PDT (10:30 a.m. EDT) today at the Company’s website for 30 days. A replay can also be accessed via telephone through May 2 at (800) 642-1687 (domestic) or (706) 645-9291 (international). The conference call ID number is 5674318.
About SonicWALL, Inc.
Founded in 1991, SonicWALL, Inc. designs, develops, and manufactures comprehensive network security, email security, secure remote access, and continuous data protection solutions. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.
Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of results of operations. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses. The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL’s operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.
Cautionary Note Regarding Forward-looking Statements
Certain statements in this press release are “forward-looking statements.” The forward-looking statements include without limitation statements regarding our expected revenue for the second quarter of 2007 , GAAP and non-GAAP earnings per share for the second quarter of 2007, non-GAAP gross margin for the second quarter of 2007 our estimate of share-based compensation expense for the second quarter 2007 associated with the expensing of stock options in accordance with FAS123R; and the benefits of our operating model and growing suite of hardware and subscription services offerings. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect SonicWALL’s actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward-looking statements, please see the “Risk Factors” described in our Securities and Exchange Commission filings, including our Annual

Report on Form 10-K for the year ended December 31, 2006. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.
NOTE: SonicWALL is a registered trademark of SonicWALL, Inc. Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

SonicWALL, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006
Revenue:
Product	$22,677	$21,084
License and service	22,458	18,739

Total revenue	45,135	39,823
Cost of revenue:
Product	9,212	8,896
License and service	3,195	2,488
Amortization of purchased technology	409	1,365

Total cost of revenue	12,816	12,749

Gross profit	32,319	27,074

Operating expenses:
Research and development	9,016	8,330
Sales and marketing	17,319	17,827
General and administrative	5,283	4,814
Amortization of purchased intangible assets	55	801
Restructuring charges	—	1,392
In-process research and development	—	1,580

Total operating expenses	31,673	34,744

Income (loss) from operations	646	(7,670)

Interest income and other expense, net	2,818	2,166

Income (loss) before income taxes	3,464	(5,504)
Provision for income taxes	(1,167)	(76)

Net income (loss)	$2,297	$(5,580)

Net income (loss) per share:
Basic	$0.04	$(0.09)

Diluted	$0.03	$(0.09)

Shares used in computing net income (net loss) per share:
Basic	65,336	64,828
Diluted	67,815	64,828

SonicWALL, Inc.
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding Amortization of Purchased Intangible Assets
Restructuring Charges, Share-Based Compensation,
and In-Process Research and Development
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006
Revenue:
Product	$22,677	$21,084
License and service	22,458	18,739

Total revenue	45,135	39,823
Cost of revenue:
Product	9,114	8,822
License and service	3,161	2,467

Total cost of revenue	12,275	11,289

Gross profit	32,860	28,534

Operating expenses:
Research and development	7,691	7,406
Sales and marketing	15,914	16,758
General and administrative	4,104	4,039

Total operating expenses	27,709	28,203

Income from operations	5,151	331

Interest income and other expense, net	2,818	2,166

Income before income taxes	7,969	2,497
Provision for income taxes	(2,949)	(924)

Non-GAAP net income	$5,020	$1,573

Non-GAAP net income per share:
Basic	$0.08	$0.02

Diluted	$0.07	$0.02

Shares used in computing net income per share:
Basic	65,336	64,828
Diluted	67,815	67,483

SonicWALL, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2007	2006
	(Unaudited)
	(In thousands)

ASSETS
Current Assets:
Cash and cash equivalents	$26,373	$25,927
Short-term investments	213,503	209,251
Accounts receivable, net	21,032	23,205
Inventories	4,212	5,210
Prepaid expenses and other current assets	12,383	10,888

Total current assets	277,503	274,481

Property and equipment, net	4,655	4,085
Goodwill	130,399	130,399
Purchased intangibles and other assets, net	6,786	7,326

	$419,343	$416,291

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$8,174	$6,677
Accrued payroll and related benefits	10,237	13,593
Other accrued liabilities	9,876	9,900
Deferred revenue	65,286	61,622
Income taxes payable	1,242	162

Total current liabilities	94,815	91,954

Deferred revenue, non-current	7,143	6,269

Total liabilities	101,958	98,223

Shareholders’ Equity:
Common Stock, no par value	452,062	453,409
Accumulated other comprehensive loss, net	(935)	(1,197)
Accumulated deficity	(133,742)	(134,144)

Total shareholders’ equity	317,385	318,068

Total liabilities and shareholders’ equity	$419,343	$416,291

SonicWALL, Inc.
RECONCILIATION of GAAP to NON-GAAP NET INCOME (LOSS)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2007	2006

Non-GAAP net income	$5,020	$1,573

Share-based compensation expense	(4,041)	(2,863)
Amortization of purchased intangible assets	(464)	(2,166)
Restructuring charges	—	(1,392)
In-process research and development	—	(1,580)
Tax effect of adjustments	1,782	848

Net effect of pro forma adjustments	(2,723)	(7,153)

Net income (loss)	$2,297	$(5,580)

Diluted Non-GAAP net income per share	$0.07	$0.02

Diluted net income (loss) per share	$0.03	$(0.09)

SonicWALL, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006
Cash flows from operating activities:
Net cash provided by operating activities	$12,226	$10,307

Cash flows from investing activities:
Purchase of property and equipment	(1,169)	(1,144)
Cash paid for acquisitions, net of cash acquired	—	(29,545)
Change in restricted cash in escrow	270	(4,598)
Maturity and sale of short-term investments, net of purchases	(3,988)	23,056

Net cash (used in) provided by investing activities	(4,887)	(12,231)

Cash flows from financing activities:
Issuance of common stock under employee stock options and purchase plans	2,819	1,337
Repurchase of common stock	(9,712)	(7,036)

Net cash (used in) provided by financing activities	(6,893)	(5,699)

Net (decrease) increase in cash and cash equivalents	446	(7,623)
Cash and cash equivalents at beginning of period	25,927	42,593

Cash and cash equivalents at end of period	$26,373	$34,970